UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2013

4Cable TV International, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-53983	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Lot 7B Blk 7 Emerald St.,
Gold Riverville Subd, Burgos, Montalban
(Address of principal executive offices)

63-920-938-0830
 (Registrant’s telephone number, including area code)

Liberto, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5 –  CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Name Change

In connection with Liberto, Inc.’s (the “Company”) receipt of approval from the Financial Industry Regulatory Authority (“FINRA”), FINRA announced that effective May 6, 2013, the Company had amended its Articles of Incorporation to change its name from “Liberto, Inc.” to “4Cable TV International, Inc.” (the “Name Change”).

The full text of the amendment to the Company’s Articles of Incorporation to give effect to the Name Change is filed herewith as Exhibit 3.1 and incorporated herein by reference.

SECTION 8 –  OTHER EVENTS

Item 8.01 Other Events.

Symbol Change

In connection with the Name Change described in Item 5.03 above, FINRA assigned the Company a new stock symbol, “CATV.”  In accordance with FINRA rules, the symbol change will not take effect for 30 business days after the effective date of the Name Change.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Description
3.1	Text of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4Cable TV International, Inc.

	By:	/s/ Anthony Martin
Anthony Martin
Date: May 6, 2013		Chief Executive Officer